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                                                                     EXHIBIT 8.1

                                                   [MAYER BROWN ROWE & MAW LOGO]


July 22, 2005                                       Mayer, Brown, Rowe & Maw LLP
                                                           71 South Wacker Drive
                                                    Chicago, Illinois 60606-4637

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Volkswagen Dealer Finance, LLC
3800 Hamlin Road
Auburn Hills, MI  48326-2829

         Re:      Volkswagen Dealer Finance, LLC
                  Registration Statement on
                  Form S-3 (Registration No. 333-125416)

Ladies and Gentlemen:

         We have acted as special Federal tax counsel for Volkswagen Dealer Finance, LLC, a Delaware limited liability company (the "Company"), in connection with the above-captioned Registration Statement (such registration statement, together with the exhibits and any amendments thereto, the "Registration Statement"), filed by the Company with the Securities and Exchange Commission in connection with the registration by the Company of Asset Backed Notes (the "Notes") with a proposed maximum aggregate offering price of $750,000,000. As described in the Registration Statement, the Notes will be issued from time to time in series, with each series being issued by Volkswagen Credit Auto Master Owner Trust, a Delaware statutory trust (the "Trust") pursuant to an amended and restated trust agreement (the "Trust Agreement") between the Company and The Bank of New York, as owner trustee. For each series, the Notes will be issued pursuant to an amended and restated indenture (the "Indenture") and an indenture supplement (an "Indenture Supplement") between the Trust and an indenture trustee.

         In that connection, we are generally familiar with the proceedings required to be taken in connection with the proposed authorization, issuance and sale of any series of Notes and have examined copies of such documents, corporate records and other instruments as we have deemed necessary or appropriate for the purposes of this opinion, including the Registration Statement and, in each case as filed as an exhibit to the Registration Statement, the form of Indenture (including the form of Notes included as exhibits thereto), the form of Indenture Supplement and the form of Trust Agreement (collectively, the "Operative Documents").
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Mayer, Brown, Rowe & Maw LLP

         July 22, 2005
         Page 2

                  Based on the foregoing and assuming that the Operative Documents with respect to each series are executed and delivered in substantially the form we have examined and that the transactions contemplated to occur under the Operative Documents in fact occur in accordance with the terms thereof, we hereby confirm that, if we are acting as Federal Tax Counsel with respect to an issuance of Notes, the statements set forth in the form of prospectus forming part of the Registration Statement under the captions "Summary-Tax Status" in the form of prospectus (to the extent they relate to federal income tax consequences) and the "MATERIAL FEDERAL INCOME TAX CONSEQUENCES" accurately reflect our opinion.

                  We know that we are referred to under the captions referred to above included in the Registration Statement, and we hereby consent to the use of our name therein and to the use of this opinion for filing with the Registration Statement as Exhibit 8.1 thereto.

                                        Very truly yours,

                                        /s/ Mayer, Brown, Rowe & Maw LLP
                                        --------------------------------
                                        MAYER, BROWN, ROWE & MAW LLP